Exhibit 4.17

ACCESSION LETTER

From: KNOT Shuttle Tankers 34 AS

KNOT Shuttle Tankers 35 AS

Knutsen NYK Offshore Tankers AS

KNOT Offshore Partners LP

KNOT Shuttle Tankers AS

To: MUFG Bank, Ltd. as Agent

Dated: 1 July 2022

Dear Sirs

KNOT Shuttle Tankers 34 AS and KNOT Shuttle Tankers 35 AS – USD192,100,000 Facility Agreement dated 2 July  2019 (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.
2.

KNOT Offshore Partners LP (KNOP) and KNOT Shuttle Tankers AS (KNOT ST) agree to become bound by the terms of the Agreement as Guarantors pursuant to Clause 28.2 (KNOP and KNOT ST as replacement Guarantors) of the Agreement with respect to all amounts outstanding under the Post-Delivery Tranche B and all Hedging Agreements, interest, fees, costs and expenses in connection with that Tranche.

3.	KNOP’s and KNOT ST’s administrative details are as follows:

Address:

2 Queen’s Cross

Aberdeen

Aberdeenshire AB15 4YB

United Kingdom

Fax no.: +44 (0) 1224 624891

E-mail: finance@knutsenoas.com

oem@knotgroup.com

hho@knotgroup.com

kly@knutsenoas.com

tuo@knotgroup.com

tya@knotgroup.com

Attention: CFO/CEO

4.We confirm that:

(a)	no Default is continuing or would result from the Drop Down;
(b)	no Material Adverse Effect would result from the Drop Down;
(c)

the Repeating Representations are made by each of  KNOT Shuttle Tankers 34 AS, KNOT Shuttle Tankers 35 AS, KNOP and KNOT ST on the date of this Accession Letter and that all Repeating Representations are true in all material respects on that date.

5.	This Accession Letter is governed by English law.
6.

KNOP and KNOT ST have each appointed Knutsen OAS (UK) Limited as its process agent in respect of this Accession Letter and the other Finance Documents governed by English law to which they are respectively a party.

7.	This Accession Letter is executed as deed.

EXECUTION PAGES

EXECUTED as a DEED

by KNOT SHUTTLE TANKERS 34 AS

a company incorporated in Norway

acting by Yuji Tsuboi

who, in accordance with the laws of Norway,
is acting under the authority of the company
as authorised signatory
in the presence of: Takashi Uokawa

	) ) ) ) ) ) ) ) ) )	Signature in the name of the company KNOT SHUTTLE TANKERS 34 AS /s/ Yuji Tsuboi Authorised signatory
Signature of witness: /s/ Takashi Uokawa Name of witness: Takashi Uokawa Occupation of witness: Analyst Address of witness: Smedasundet 19B, 5529 Haugesund, Norway

EXECUTED as a DEED

by KNOT SHUTTLE TANKERS 35 AS

a company incorporated in Norway

acting by Yuji Tsuboi

who, in accordance with the laws of Norway,
is acting under the authority of the company
as authorised signatory
in the presence of:

	) ) ) ) ) ) ) ) ) )	Signature in the name of the company KNOT SHUTTLE TANKERS 35 AS /s/ Yuji Tsuboi Authorised signatory
Signature of witness: /s/ Takashi Uokawa Name of witness: Takashi Uokawa Occupation of witness: Analyst Address of witness: Smedasundet 19B, 5529 Haugesund, Norway

EXECUTED as a DEED

by KNUTSEN NYK OFFSHORE TANKERS AS

a company incorporated in Norway

acting by Yuji Tsuboi

who, in accordance with the laws of Norway,
is acting under the authority of the company
as authorised signatory

in the presence of:

	) ) ) ) ) ) ) ) ) )	Signature in the name of the company KNUTSEN NYK OFFSHORE TANKERS AS /s/ Yuji Tsuboi Authorised signatory
Signature of witness: /s/ Takashi Uokawa Name of witness: Takashi Uokawa Occupation of witness: Analyst Address of witness: Smedasundet 19B, 5529 Haugesund, Norway

EXECUTED as a DEED

by KNOT OFFSHORE PARTNERS LP

a company incorporated in the Marshall Islands

acting by Trygve Seglem

who, in accordance with the laws of the
Marshall Islands, is acting under the authority
of the company as authorised signatory
in the presence of:

	) ) ) ) ) ) ) ) ) )	Signature in the name of the company KNOT OFFSHORE PARTNERS LP /s/ Trygve Seglem Authorised signatory
Signature of witness: /s/ Takashi Uokawa Name of witness: Takashi Uokawa Occupation of witness: Analyst Address of witness: Smedasundet 19B, 5529 Haugesund, Norway

EXECUTED as a DEED

by KNOT SHUTTLE TANKERS AS

a company incorporated in Norway

acting by Yuji Tsuboi

who, in accordance with the laws of Norway,
is acting under the authority of the company
as authorised signatory
in the presence of:

	) ) ) ) ) ) ) ) ) )	Signature in the name of the company KNOT SHUTTLE TANKERS AS /s/ Yuji Tsuboi Authorised signatory
Signature of witness: /s/ Takashi Uokawa Name of witness: Takashi Uokawa Occupation of witness: Analyst Address of witness: Smedasundet 19B, 5529 Haugesund, Norway